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                                                                    EXHIBIT 99.3

                             ARCADIA RESOURCES, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                AS AMENDED AND RESTATED, EFFECTIVE JUNE 22, 2006

      The Board of Directors (the "Board") of Arcadia Resources, Inc. ("ARI") has established an Audit Committee (the "Committee") as a permanent standing committee with the authority, responsibilities and specific duties as described herein. This Charter of the Audit Committee of the Board of Directors (the "Charter") and the composition of the Committee are intended to comply with applicable law, including state and federal securities laws, the rules and regulations of the Securities and Exchange Commission ("SEC") and any market or exchange on which the Company's securities may be listed or quoted, and the Company's Bylaws.

1.    PURPOSE AND SCOPE

      1.1. The purpose of the Committee is to assist the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of ARI. The Committee's duties and responsibilities include oversight of:

            - The accounting and financial reporting processes and systems of internal accounting and financial controls of ARI; including the effectiveness of ARI's internal controls;

            -     The integrity of ARI's financial statements;

            - The annual independent audit of ARI's financial statements, the engagement of the independent auditor, the evaluation of the independent auditor's function, qualifications, services, performance and independence;

            - The compliance by ARI with legal and regulatory requirements related to this Charter, including ARI's disclosure controls and procedures, management's report on internal controls over financial reporting and the report required by SEC rules to be included ARI's annual proxy statement; and

            - ARI's policies, practices and compliance regarding its Code of Conduct.

2. AUDIT COMMITTEE CHARTER, MEMBERSHIP AND ORGANIZATION

      2.1. Charter. The adequacy of this Charter shall be reviewed and reassessed by the Committee at least annually. Any proposed changes shall be submitted to the Board of Directors for its approval.

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      2.2.  Performance and Evaluation. The Committee shall evaluate on an annual basis its performance in carrying out its duties and responsibilities hereunder.

      2.3. Membership; Chair. The Committee shall include no less than three members of the Board and shall consist solely of Board members who satisfy the requirements in Section 2.4 below. The members of the Committee shall be appointed by the Board. Unless a Chair is appointed by the Board, the members of the Committee shall designate a Chair.

      2.4. Independence. To the extent practicable, a majority of the members of the Audit Committee shall be independent from management and shall not have participated in the preparation of the financial statements of ARI or any current subsidiary of ARI at any time during the past three years. "Independence" shall be determined in accordance with the applicable rules of any market or exchange on which the Company's securities may be listed or quoted and Section 301 of the Sarbanes-Oxley Act of 2002 (the "Act") and applicable SEC rules thereunder.

      2.5. Financial Literacy. Each member of the Committee shall be able to read and understand fundamental financial statements, including ARI's balance sheet, income statement and statement of cash flows. At least one member of the Committee shall be an audit committee "financial expert" as defined by applicable SEC rules.

      2.6. Meetings. In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled, but the Committee must meet at least quarterly. In planning the annual schedule of meetings, the Committee shall ensure that sufficient opportunities exist for its members to meet separately with the independent auditors and/or the head of ARI's internal audit function without management present; to meet separately with management without the independent auditors and/or head of ARI's internal audit function present; and to meet in private with only the Committee members present. Such meetings may be held in person or telephonically and may be held at such times and places as the Committee determines.

      2.7. Agenda, Minutes, and Reports. An agenda, together with materials relating to the subject matter of each meeting shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee's discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, and shall be approved at a subsequent meeting of the Committee. In addition, the Committee shall make regular reports to the Board, including therein any issues that arise with respect to the quality or integrity of ARI's financial statements, ARI's compliance with legal or regulatory requirements, the performance of ARI's independent auditors, and the performance of ARI's internal audit function. The Committee shall make such other periodic reports to the Board as seem useful to it from time to time, or as may be requested of it by the Board.

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3. AUDIT COMMITTEE AUTHORITY AND RESPONSIBILITIES

      3.1. Authority to Engage Advisors. The Committee shall have sole authority for the appointment, compensation, retention and oversight of ARI's independent auditors. In addition, the Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its authority. Such authority includes, but is not limited to, the authority to engage independent legal, accounting or other advisors, without Board approval, to assist in the conduct of an investigation or as the Committee determines appropriate to advise or assist in the performance of its duties. ARI shall provide for the appropriate funding, as determined by the Committee, for payment of compensation to any advisors employed by the Committee and of the Committee's ordinary operating expenses necessary or appropriate for carrying out its duties, subject only to limitations imposed by applicable rules and regulations. The Committee may request an officer or associate of ARI, or ARI's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      3.2. Oversight of ARI's Relationship with the Independent Auditor.

        3.2.1. ARI's independent auditor is solely responsible to the Committee, as representatives of the shareholders.

        3.2.2. The Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. Selection of the independent auditor shall occur at least annually, considering their independence, evaluation of their services and compensation for audit and non-audit services.

        3.2.3. The Committee shall, prior to commencement of the annual audit, review with management and the independent auditors the proposed scope of the audit plan and fees, including the areas of business to be examined, the adequacy of the personnel to be assigned to the audit and other factors that may affect the time lines of such audit.

        3.2.4. ARI shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report, subject only to limitations imposed by applicable rules and regulations.

        3.2.5. The Committee shall pre-approve all audit services and non-audit services (including fees and terms thereof) to be performed for ARI by the independent auditors, other than de-minimis non-audit services as defined under SEC rules.

        3.2.6. The Committee shall give due consideration to whether the independent auditor's performance of non-audit services is compatible with maintaining

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                the auditor's independence. In connection with this assessment, the Committee shall obtain and review a report, at least annually, from the independent auditor describing all relationships between the independent auditor and ARI, including the disclosures required by Independence Standard Boards Standard No. 1.

        3.2.7. The Committee also shall review a report from the independent auditor at least annually regarding any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any other inquiry or investigation regarding the firm in the preceding five years.

        3.2.8. The Committee shall require the independent auditor to review the financial information included in ARI's quarterly report on Form 10-Q prior to ARI filing such reports with the SEC.

      3.3. Financial Statement and Disclosure Matters. The Committee shall have the following specific duties and responsibilities with respect to ARI's financial reporting process:

        3.3.1. Annual Audited Financial Statements and Annual Report on Form 10-K. The Committee shall review and discuss with management and the independent auditor (a) ARI's annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in ARI's Form 10-K; and (b) the disclosure required regarding ARI's system of internal controls required under SEC rules to be contained in ARI's Form 10-K and the attestations or reports by the independent auditors relating to such disclosure.

        3.3.2. Quarterly Reports on Form 10-Q. The Committee shall review and discuss with management and the independent auditor the (a) ARI quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of its Form 10-Q with the SEC, including the results of the independent auditor's review of the quarterly financial statements; and (b) the disclosure regarding ARI's system of internal controls required under SEC rules contained in ARI's Form 10-Q.

        3.3.3. Required Discussions with Independent Auditor. The Committee shall discuss with the independent auditors those matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, as amended (Codification of Statements on Auditing Standards, AU (Sections 380) and shall periodically consult with regard to internal controls and the fullness and accuracy of ARI's financial statements.

        3.3.4. Other Discussions with Management and Independent Auditor. The Committee shall review and discuss, on a quarterly basis, with management and the independent auditors:

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                -   Major financial risk exposures and the steps management has taken to monitor and control such exposures, including ARI's risk assessment and risk management policies;

                - Significant financial reporting issues and judgments made in connection with the preparation of ARI's financial statements;

                -   The clarity of financial disclosures made by ARI;

                - The development, selection and disclosure of critical accounting estimates and the analysis of alternative assumptions or estimates, and the effects of such estimates on ARI's financial statements;

                - Significant changes in accounting principles, financial reporting policies and internal controls implemented by ARI;

                - Significant litigation, contingencies and claims against ARI and material accounting issues that require disclosure in ARI's financial statements;

                - The adequacy and effectiveness of ARI's internal accounting and financial controls and the recommendation of management, the internal auditors, or the independent auditors for the improvement of accounting practices and internal controls;

                - Management's compliance with ARI's processes, procedures and internal controls;

                - Information regarding any "second" opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

                - Any difficulties encountered by the independent auditor in the course of their audit work, including any restrictions on the scope of activities or access to requested information, and management's response, and any significant disagreements with management;

                - Management's use of "pro forma" or "non-GAAP" financial information in ARI's quarterly and annual reports, or in other information communicated to the public, such as in an earnings press release;

                - Review with management of ARI's current disclosure controls and procedures;

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                -   Discuss with management and the independent auditor the
                    effect of regulatory initiatives and potential changes in GAAP on the Company's financial statements; and

                - Review with the independent auditors, the internal auditors and management the extent to which changes or improvements in financial or accounting practices have been implemented.

      3.4. Compliance Oversight Responsibilities.

        3.4.1. The Committee shall obtain from the independent auditor the reports required to be furnished under Section 10A of the Securities Exchange Act of 1934, if any, and obtain from the independent auditor any information with respect to illegal acts in accordance with Section 10A.

        3.4.2.  The Committee shall establish procedures for:

                - The receipt, retention and treatment of complaints received by ARI regarding accounting internal controls over financial reporting, or auditing matters; and

                - The confidential, anonymous submission by associates of ARI of concerns regarding questionable accounting or auditing matters.

      3.5. Additional Responsibilities.

        3.5.1. The Committee shall annually prepare a report for inclusion in ARI's proxy statement relating to its annual shareholders meeting. In that report the Committee shall state whether it has:

                - Reviewed and discussed the audited financial statements with management;

                - Discussed with the independent auditor the matters required to be discussed by SAS No. 61, as amended (Codification of Statements on Auditing Standards, AU Sections 380);

                - Received from the independent auditor the written disclosures and the letter required by Independence Standards Board Standard No. 1;

                -   Based on the review and discussions referred to above under
                    Section 3.6.1, recommended to the Board that the audited financial statements be included in ARI's Annual Report on Form 10-K for the last fiscal year for filing with the SEC; and

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                -   Determined which Committee members satisfy the independence requirements of Section 2.4 of this Charter and which Committee members, if any, do not satisfy the independence requirements of Section 2.4 of this Charter.

        3.5.2. The Committee shall review ARI's Code of Conduct (the "Code") at least annually and ensure that management has established a system to enforce the Code. The Committee shall recommend to management any necessary changes to ensure that the Code is adequate in meeting the Committee's requirements and that it complies with the definition set forth in Section 406 of the Act and any regulations thereunder.

        3.5.3. The Committee shall oversee ARI's review of "related party transactions" for potential conflict of interest situations and shall be responsible for approving those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

        3.5.4. The Committee shall maintain minutes of all Committee meetings and submit such minutes to the Board.

        3.5.5. The Committee shall oversee compliance with the requirements of the SEC for disclosure of auditors' services and audit committee members, member qualifications and activities.

        3.5.6. As appropriate, in the course of fulfilling its duties hereunder, the Committee shall obtain advice and assistance from outside legal, accounting or other advisors.

        3.5.7. The Committee shall discuss policies with respect to risk assessment and risk management.

        3.5.8. The Committee shall set clear hiring policies for employees or former employees of the independent auditors.

        3.5.9. The Committee shall report regularly to the Board and recommend to the Board any changes in the authority, responsibility or duties of the Audit Committee.

        3.5.10. Additionally, the Committee, if and when authorized by the Board of Directors, shall act as ARI's "Qualified Legal Compliance Committee," with such duties and responsibilities as the Board of Directors may specify.

        3.5.11. The Committee shall perform any other activities consistent with this Charter, ARI's Bylaws and governing law, as the Committee deems necessary or appropriate.

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4.    LIMITATION ON AUDIT COMMITTEE'S ROLE

      4.1. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits, prepare ARI's financial statements, or determine if ARI's financial statements and disclosures are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America and applicable law. ARI's management is responsible to ensure that the financial statements are prepared in conformity with accounting principles generally accepted in the United States, and that disclosures are complete and accurate. It is the responsibility of ARI's independent auditors to plan and conduct audits of the financial statements prepared by management.

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